Exhibit 3.3

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TALEN ENERGY HOLDINGS, INC.

(a Delaware corporation)

The present name of the corporation is Talen Energy Holdings, Inc. (the “Corporation”). The Corporation was incorporated under the name “Talen Energy Holdings, Inc.” by the filing of its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on June 6, 2014. This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the written consent of the stockholders in accordance with Section 228 of the DGCL. The Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Talen Energy Holdings, Inc.

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is [                ], of which [                ] shall be designated as Common Stock, par value $0.001 per share (the “Common Stock”), and [                ] shall be designated as Preferred Stock, par value $[        ] per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series, which may be by distinguishing number, letter or title;

(ii) the dividend rate on the shares of such series, if any; whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple, fractional or no votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion rights, and, if so, the terms and conditions of such rights, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the restrictions, if any, on the issuance of the same series or of any other class or series;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(ix) any other relative rights, powers, preferences and qualifications, limitations or restrictions of such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the total number of directors constituting the entire Board of Directors shall be determined from time to time solely by resolution adopted by the Board of Directors.

(a) At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next annual meeting for the election of directors and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon.

(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.2 Powers. Except as otherwise provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.3 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected only by unanimous written consent of stockholders in lieu of any such meeting of stockholders.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the chairman of the Board of Directors, if there be one, or by resolution of the Board of Directors, which may fix the date, time and place of the meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

BUSINESS COMBINATIONS WITH INTERESTED

STOCKHOLDERS

The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE IX

AMENDMENT

Section 9.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation; provided, however, that in addition to any requirements of law and any other provision of this Certificate of Incorporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of this Certificate of Incorporation.

Section 9.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote, the affirmative vote of at least 66 2⁄3% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws of the Corporation.

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission occurring prior to such amendment or repeal.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

CORPORATE OPPORTUNITIES

Section 12.1 No Duty. In the event that any stockholder or director of the Corporation or his or her Affiliate (as defined below) (collectively, the “Identified Persons” and, individually, the “Identified Person”) acquires knowledge of a Corporate

Opportunity (as defined below) or other corporate or business opportunity that may be a Corporate Opportunity for itself, herself or himself, or for its, her or his Affiliates, and for the Corporation or any of its controlled Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or present such opportunity to the Corporation or any of its controlled Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any controlled Affiliate of the Corporation for breach of any fiduciary duty as a stockholder or to any controlled Affiliate of the Corporation for breach of any fiduciary duty as a stockholder or director of the Corporation solely by reason of the fact that such Identified Person purchases or acquires such Corporate Opportunity for itself, herself or himself, or offers or directs such Corporate Opportunity to another Person (as defined below); provided, however, that the foregoing provision shall apply in each case if and only if such Identified Person or any Immediate Family Member of such Identified Person has not used, and shall not use confidential or proprietary information that was provided by or on behalf of the Corporation to pursue or acquire such Corporate Opportunity or offer or direct such Corporate Opportunity to another Person.

Section 12.2 Definitions. For purposes of this ARTICLE XII, the following terms shall have the following meanings:

(a) The term “Affiliate” means, in respect of any stockholder or director of the Corporation, any Person that, directly or indirectly, controls, is controlled by or is under common control with such stockholder or director of the Corporation.

(b) The term “Corporate Opportunity” means any transaction or matter that may be an investment or corporate or business opportunity or offer a prospective economic or competitive advantage in which the Corporation or any of its controlled Affiliates, directly or indirectly, could have an interest or expectancy.

(c) The term “Immediate Family Member” means, in respect of any individual, such individual’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such individual’s home.

(d) The term “Person” means any person, whether natural or juridical, including without limitation any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

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IN WITNESS WHEREOF, the Corporation has caused the foregoing Certificate of Incorporation to be signed by [                    ], its [                    ], this [    ] day of [            ], 2015.

TALEN ENERGY HOLDINGS, INC.

By:
Name:
Title:

[Signature Page – Amended and Restated Certificate of Incorporation]